EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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                                                Three Months Ended     Nine Months Ended
                                                   September 30           September 30
(in thousands, except per share data)            1996       1995        1996       1995
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
Primary:
-------
Actual shares outstanding                        8,459      7,884       8,459      7,884
                                               -------    -------     -------    -------

Average shares outstanding                       8,447      8,245       8,413      8,174

Net effect of dilutive stock options
  based on the treasury stock method
  using the average market price                   346        402         336        376
                                               -------    -------     -------    -------

              Total Shares Outstanding           8,793      8,647       8,749      8,550
                                               -------    -------     -------    -------


Net Income                                     $ 5,905    $ 4,810     $16,815    $12,925
                                               -------    -------     -------    -------


Net Income Per Share                           $  0.67    $  0.56     $  1.92    $  1.51
                                               -------    -------     -------    -------

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Fully Diluted:
-------------

Actual shares outstanding                        8,459      7,884       8,459      7,884
                                               -------    -------     -------    -------

Average shares outstanding                       8,447      8,245       8,413      8,174

Net effect of dilutive stock options based
  on the treasury stock method using the
  average market price or quarter end price,
  whichever is greater                             361        409         362        409
                                               -------    -------     -------    -------

              Total Shares Outstanding           8,808      8,654       8,775      8,583
                                               -------    -------     -------    -------


Net Income                                     $ 5,905    $ 4,810     $16,815    $12,925
                                               -------    -------     -------    -------

Net Income Per Share                           $  0.67    $  0.56     $  1.92    $  1.51
                                               -------    -------     -------    -------